Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Westervelt T. Ballard, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Stabilis Solutions, Inc. on Form 10-Q for the quarter ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Stabilis Solutions, Inc.

Date:	May 10, 2023

By:	/s/ Westervelt T. Ballard, Jr.
Westervelt T. Ballard, Jr. Principal Executive Officer
I, Andrew L. Puhala, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Stabilis Solutions, Inc. on Form 10-Q for the quarter ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form l0-Q fairly presents in all material respects the financial condition and results of operations of Stabilis Solutions, Inc.

Date:	May 10, 2023

By:	/s/ Andrew L. Puhala
Andrew L. Puhala Principal Financial Officer